Exhiit 99.1

For Immediate Release

SL Industries Announces 2013 Full Year and Fourth Quarter Results

MT. LAUREL, NEW JERSEY, March 19, 2014 . . . SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the fourth quarter and year ended December 31, 2013 are summarized in the following paragraphs. Please read the Company's Form 10-K, which can be found at www.slindustries.com, for a full discussion of the operating results.

Fourth Quarter Results

Net sales for the quarter ended December 31, 2013 were $52.8 million compared with net sales for the quarter ended December 31, 2012 of $51.5 million.

Income from continuing operations for the quarter ended December 31, 2013 was $0.7 million, or $0.16 per diluted share, compared to income from continuing operations of $3.6 million, or $0.87 per diluted share, for the quarter ended December 31, 2012. Income from continuing operations for the quarter ended December 31, 2013 included a $5.1 million ($3.2 million, net of tax) non-cash goodwill impairment charge related to the TEAL reporting unit, which is part of the High Power Group segment. The goodwill impairment charge affected earnings by $0.76 per diluted share.

Net income for the quarter ended December 31, 2013 was $0.3 million, or $0.07 per diluted share, compared to net income of $3.0 million, or $0.71 per diluted share, for the quarter ended December 31, 2012. Net income for the quarter ended December 31, 2013 included a net loss from discontinued operations of $0.4 million, or $0.09 per diluted share, compared to a net loss from discontinued operations of $0.7 million, or $0.16 per diluted share, for the fourth quarter of 2012.

The Company generated EBITDA from continuing operations of $1.7 million for the fourth quarter of 2013, as compared to $5.5 million for the same period in 2012, a decrease of $3.8 million, or 69%. Without the $5.1 million non-cash impairment charge mentioned above EBITDA would have increased by $1.3 million or 24%. The Company generated Adjusted EBITDA from continuing operations of $6.7 million for the fourth quarter of 2013, compared to $5.3 million for the same period in 2012, an increase of $1.4 million, or 26%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definitions of EBITDA and Adjusted EBITDA.

Full Year Results

Net sales for the year ended December 31, 2013 were $204.7 million compared with net sales for the year ended December 31, 2012 of $200.6 million.

Income from continuing operations for the year ended December 31, 2013 was $9.3 million, or $2.23 per diluted share, compared to income from continuing operations of $9.4 million, or $2.16 per diluted share, for the year ended December 31, 2012. Income from continuing operations for the year ended December 31, 2013 included a $5.1 million ($3.2 million, net of tax) non-cash goodwill impairment charge previously mentioned.

Net income for the year ended December 31, 2013 was $8.2 million, or $1.97 per diluted share, compared to net income of $7.8 million, or $1.80 per diluted share, for the year ended December 31, 2012. Net income for the year ended December 31, 2013 included a net loss from discontinued operations of $1.1 million, or $0.26 per diluted share, compared to a net loss from discontinued operations of $1.6 million, or $0.36 per diluted share, for the year ended December 31, 2012.

The Company generated EBITDA from continuing operations of $15.4 million for the year ended 2013, as compared to $15.9 million for the same period in 2012. Without the $5.1 million non-cash impairment charge EBITDA would have increased by $4.6 million or 29%. The Company generated Adjusted EBITDA from continuing operations of $21.9 million for the year ended 2013, as compared to $18.6 million for the same period in 2012, an increase of $3.3 million, or 18%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of EBITDA and Adjusted EBITDA.

Guidance 2014

The Company anticipates, based on current information, full-year 2014 net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $197 million to $241 million, $21.0 million to $26.0 million, and $22.0 million to $27.0 million, respectively. The Company's outlook for the first quarter of 2014 is net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $49 million to $54 million, $4.6 million to $5.1 million, and $5.4 million to $5.9 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2013	2012
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$7,163	$3,196
Receivables, net	30,765	30,306
Inventories, net	22,963	22,102
Other current assets	9,972	5,513
Total current assets	70,863	61,117
Property, plant and equipment, net	10,790	9,593
Intangible assets, net	20,012	25,405
Other assets and deferred charges, net	11,669	11,022
Total assets	$113,334	$107,137

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$33,812	$34,808
Long-term liabilities	20,347	21,897
Shareholders' equity	59,175	50,432
Total liabilities and shareholders' equity	$113,334	$107,137

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per share amounts)

Net sales	$52,808	$51,452	$204,688	$200,577
Cost and expenses:
Cost of products sold	35,102	35,443	135,837	136,542
Engineering and product development	2,692	2,589	13,054	11,746
Selling, general and administrative	8,757	8,091	35,425	35,820
Depreciation and amortization	613	673	2,406	2,711
Restructuring charges	-	5	-	857
Goodwill impairment	5,055	-	5,055	-
Total cost and expenses	52,219	46,801	191,777	187,676
Income from operations	589	4,651	12,911	12,901

Other income (expense):
Amortization of deferred financing costs	(23)	(20)	(83)	(138)
Interest income	1	1	12	5
Interest expense	(16)	(9)	(87)	(48)
Other gain, net	472	160	124	302
Income from continuing operations before income taxes	1,023	4,783	12,877	13,022
Income tax provision	361	1,145	3,545	3,665
Income from continuing operations	662	3,638	9,332	9,357
(Loss) from discontinued operations, net of tax	(355)	(678)	(1,092)	(1,580)
Net income	$307	$2,960	$8,240	$7,777

Basic net income (loss) per common share
Income from continuing operations	$0.16	$0.88	$2.25	$2.17
(Loss) from discontinued operations, net of tax	(0.09)	(0.16)	(0.26)	(0.37)
Net income	$0.07	$0.72	$1.99	$1.80

Diluted net income (loss) per common share
Income from continuing operations	$0.16	$0.87	$2.23	$2.16
(Loss) from discontinued operations, net of tax	(0.09)	(0.16)	(0.26)	(0.36)
Net income	$0.07	$0.71	$1.97	$1.80

Shares used in computing basic net income (loss)
per common share	4,123	4,130	4,138	4,313
Shares used in computing diluted net income (loss)
per common share	4,165	4,152	4,184	4,330

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)

Net income	$307	$2,960	$8,240	$7,777
Other comprehensive income, net of tax:
Foreign currency translation	65	(37)	180	(103)
Net unrealized gain on available-for-sale securities	889	-	1,094	-
Comprehensive income	$1,261	$2,923	$9,514	$7,674

Segment Results

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)
Net sales
SLPE	$19,827	$19,508	$78,177	$77,869
High Power Group	17,656	18,192	68,752	65,283
SL-MTI	10,161	8,057	37,729	36,223
RFL	5,164	5,695	20,030	21,202
Net sales	52,808	51,452	204,688	200,577

Income from operations
SLPE	2,262	1,075	6,558	2,487
High Power Group	(3,390)	2,373	2,206	6,822
SL-MTI	2,440	1,273	7,202	6,292
RFL	577	974	2,676	2,763
Unallocated Corporate Expenses	(1,300)	(1,044)	(5,731)	(5,463)
Income from operations	589	4,651	12,911	12,901

Other income (expense):
Amortization of deferred financing costs	(23)	(20)	(83)	(138)
Interest income	1	1	12	5
Interest expense	(16)	(9)	(87)	(48)
Other gain, net	472	160	124	302
Income from continuing operations before income taxes	$1,023	$4,783	$12,877	$13,022

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands)

Income from continuing operations, net of tax	$662	$3,638	$9,332	$9,357

Add (deduct):
Interest income	(1)	(1)	(12)	(5)
Interest expense	16	9	87	48
Income tax provision	361	1,145	3,545	3,665
Depreciation and amortization	613	673	2,406	2,711
Amortization of deferred financing costs	23	20	83	138
EBITDA from continuing operations	1,674	5,484	15,441	15,914

Goodwill impairment	5,055	-	5,055	-
China work stoppage costs	13	-	675	-
Non-cash stock-based compensation expense	99	(67)	545	842
Environmental regulatory change	97	-	97	-
Unrealized (gain) loss on foreign exchange contracts	(258)	(101)	90	(243)
Restructuring costs	-	5	-	857
China investigation costs	-	8	-	844
Direct acquisition costs	-	2	-	434
Gain on sale of investment	-	(59)	-	(59)
Adjusted EBITDA from continuing operations	$6,680	$5,272	$21,903	$18,589

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including non-cash goodwill impairment expense, China work stoppage costs, non-cash stock-based compensation expense, costs associated with an environmental regulatory change, unrealized (gain) loss on foreign exchange contracts, restructuring costs, China investigation costs, direct acquisition costs, and gain on sale of investment. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company's Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company's interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company's income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	EBITDA and Adjusted EBITDA do not include the amortization of deferred financing costs;
•	EBITDA and Adjusted EBITDA do not include discontinued operations;
•	Adjusted EBITDA does not include non-cash charges for goodwill impairment;
•	Adjusted EBITDA does not include work stoppage costs;
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation;
•	Adjusted EBITDA does not include environmental regulatory change costs from continuing operations;
•	Adjusted EBITDA does not include (gain) loss, realized or unrealized, on foreign exchange contracts;
•	Adjusted EBITDA does not include restructuring charges;
•	Adjusted EBITDA does not include investigation and acquisition costs;
•	Adjusted EBITDA does not include gain on sale of investment.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, telecom, transportation, utility, rail and highway equipment applications. For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI's current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact
SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x 5525